Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AEVI GENOMIC MEDICINE, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Aevi Genomic Medicine, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1. The name of the corporation is Aevi Genomic Medicine, Inc.

2. This Certificate of Amendment amends the provisions of the corporation’s Amended and Restated Certificate of Incorporation, which was previously filed with the Secretary of State of the State of Delaware on December 3, 2007, and amended by that certain Certificate of Amendment to the Amended and Restated Certificate of Incorporation, which was previously filed with the Secretary of State of the State of Delaware on June 4, 2009, and further amended by that certain Certificate of Amendment to the Amended and Restated Certificate of Incorporation, which was previously filed with the Secretary of State of the State of Delaware on February 14, 2011, and further amended by that certain Certificate of Amendment to the Amended and Restated Certificate of Incorporation, which was previously filed with the Secretary of State of the State of Delaware on December 14, 2016 (collectively, the “Certificate of Incorporation”).

3. The Certificate of Incorporation is hereby amended to effect a change to the authorized stock of the Corporation. Article IV of the Certificate of Incorporation is hereby deleted in its entirety, and the following shall be substituted in lieu thereof:

ARTICLE IV

AUTHORIZED STOCK

The total number of shares of all classes of stock which the corporation shall have the authority to issue is 200,000,000 all of which shall be shares of common stock, $0.0001 par value per share (“Common Stock”).

4. The amendment set forth in this Certificate of Amendment was duly adopted by (i) the Board of Directors of the Corporation in accordance with Section 242(b)(1) of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the stockholders of the Corporation in accordance with Section 242(b)(2) of the DGCL.

5. This amendment shall be effective for accounting purposes only as of 12:01 a.m. Eastern Time on October 17, 2017.

[Signature page follows]

IN WITNESS WHEREOF, Aevi Genomic Medicine, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer on this 17th day of October, 2017.

Aevi Genomic Medicine, Inc.

By:	/s/ Michael F. Cola
Name: Michael F. Cola
Title: President and Chief Executive Officer

[Signature Page to Certificate of Amendment]